THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BIOSURFACE LIMITED

SECURED PROMISSORY NOTE

USD$100,000	July 7, 2016

FOR VALUE RECEIVED, Enhance Skin Products Inc., a Nevada incorporated corporation, with company registration number NV20061008677, having its registered address at 50 West Liberty Street, Suite 800, Reno, NV 89501, United States of America (the “Company”) promises to pay to BioSurface Limited, having its registered address at Sand Hutton Applied Innovation Campus, Sand Hutton, York, North Yorkshire, YO41 1LZ, England (the “Noteholder”), or its registered assigns, in lawful money of the United States of America the principal sum of USD$100,000. All unpaid principal shall be due and payable upon the first to occur of: (i) demand made by the Noteholder on or following the 6 (six) month anniversary of this Note, (ii) the completion of the Asset Purchase Agreement (as defined below) or (iii) when, upon the occurrence and during the continuance of an Event of Default (as defined below), such amounts are declared due and payable by the Noteholder or made automatically due and payable, in each case, in accordance with the terms hereof (the “Maturity Date”).

The following is a statement of the rights of the Noteholder and the conditions to which this Note is subject, and to which the Noteholder and the Company, by the acceptance of this Note, agree:

1.	DEFINITIONS

1.1.	As used in this Note, the following capitalized terms have the following meanings:

“Assets” shall have the meaning ascribed to it in the Option Agreement;

“Asset Purchase Agreement” means the agreement to be entered into between (1) the Company and (2) the Noteholder, pursuant to which a US subsidiary or US group company of the Noteholder shall purchase certain assets of the Company, under a plan of reorganisation, as broadly set out in the non-binding term sheet agreed between the parties in and around the date hereof, including but not limited to the Assets, for the Consideration;

“Consideration” means a sum equal to £3,030,000, which sum shall be comprised of the issue of shares in the Noteholder to the Company up to a value of £2,760,000, less all sums due and owing under this Note, and the assumption of certain existing liabilities of the Company by the Noteholder to the value of £270,000, in addition the Noteholder may also assume certain agreed future liabilities and obligations of the Company, in so far as such liabilities and obligations as are agreed by the parties in the Asset Purchase Agreement;

“Charge” means a fixed and floating charge, or equivalent security interest, over the Assets in favour of the Noteholder, to be entered into immediately after the execution of this Note;

“Event of Default” has the meaning given to such term in Clause 4;

“Note” means this loan note;

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Noteholder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Option Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding;

“Option Agreement” means the option agreement, dated in and around the date hereof, pursuant to which the Company has granted the Noteholder an option to purchase the Assets on the terms set out therein;

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

“Related Party Charges” shall have the meaning ascribed to it in the Option Agreement;

“Securities Act” shall mean the Securities Act of 1933, as amended.

2.	CONDITIONS TO ISSUE OF THE NOTE

2.1.	The subscription for this Note by the Noteholder is conditional upon the following:

(i)	the Company entering into the Option Agreement with the Noteholder; and

(ii)	the Company entering into good faith negotiations with the Noteholder with a view to entering into the Asset Purchase Agreement.

3.	PAYMENTS

3.1.	Interest

This Note shall not accrue interest on the principal amount owing under this Note prior to the Maturity Date. If the Company fails to repay all sums due and owing under this Note in accordance with the provisions of Clause 3.2 or Clause 3.3 then interest shall accrue as on from the Maturity Date and shall be payable at a rate equal to 5% (five per cent) per annum on all such unpaid sums.

3.2.	Repayment

Subject to Clause 3.3, all sums due and owing under this Note shall become payable on the earlier of:

(i)	the date on which a demand for repayment is made by the Noteholder, provided that such date falls on or following the date of the 6 (six) month anniversary of the date of issue of this Note; or

(ii)	following the occurrence of an Event of Default as set out in either Clause 4.1.1, Clause 4.1.2 or Clause 4.1.3, the date on which a demand for repayment is made by the Noteholder; or

(iii)	following the occurrence of an Event of Default as set out in Clause 4.1.4, the date which falls 150 calendar days after the date on which a demand for repayment is made by the Noteholder.

3.3.	Set off

Subject to entry into the Asset Purchase Agreement, all sums due and owing under this Note shall automatically be set off against the share based component of the Consideration due and owing form the Noteholder to the Company pursuant to the terms of the Asset Purchase Agreement, up to an amount equal to the value of all sums due and owing under this Note.

3.4.	Voluntary Prepayment

This Note may not be prepaid without the written consent of the Noteholder.

4.	EVENTS OF DEFAULT.

4.1.	The occurrence of any of the following shall constitute an “Event of Default” under this Note and the Agreement:

4.1.1.	Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within twenty (20) days of the Company’s receipt of written notice to the Company of such failure to pay; or

4.1.2.	Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, examiner, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable to admit in writing its inability to pay its debts generally as they fall due or mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined as interpreted under any applicable statute) commence a voluntary case or other proceeding seeking liquidation, reorganization, examinership or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

4.1.3.	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, examiner, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

4.1.4.	Termination of negotiations for the Asset Purchase Agreement. The Company acknowledges that the Noteholder has entered into this Note in order to facilitate the Company and the Noteholder entering into good faith negotiations in accordance with the non-binding term sheet dated in and around the date hereof in relation to the Asset Purchase Agreement, as such it shall be deemed an Event of Default if either the Company or the Noteholder:

(i)	refuses to enter into good faith negotiations in relation to the Asset Purchase Agreement;

(ii)	following entering into such negotiations, terminates the good faith negotiations between the Company and the Noteholder in relation to Asset Purchase Agreement; or

(iii)	having entered into good faith negotiations in relation to the Asset Purchase Agreement, in the opinion of the Noteholder or the Company, as the case may be, is no longer participating in such negotiations in good faith or has no intention of entering into the Asset Purchase Agreement

4.2.	Rights of Noteholder upon Default

Upon the occurrence or existence of any Event of Default, the Noteholder may declare this Note to be immediately due and payable by serving a notice to such effect on the Company, in accordance with the provisions of Clause 7.3. In addition to the foregoing remedy, upon the occurrence and during the continuance of any Event of Default, the Noteholder may exercise any other right power or remedy permitted to the Noteholder by law, either by suit in equity or by action at law, or both.

5.	SECURITY

5.1.1.	The Note shall be secured by way of a first fixed and floating charge over the Assets of the Company. As security to the Noteholder for the payment and discharge of the principal and all other monies hereby secured the Company shall grant the Noteholder, forthwith upon the execution of this Note, the Charge.

5.1.2.	The Company hereby undertakes to the Noteholder that it shall procure that, in respect of the Related Party Charges, the parties entitled to such encumbrances, charges, liens or other third party interests shall enter into a deed of subordination with the Noteholder, pursuant to which they will agree that all encumbrances, charges, liens or other third party interests which they may hold in respect of the Assets shall be subordinated to the Noteholder’s security (to be provided to the Noteholder in accordance with Clause 5.1.1), with a copy of such subordination agreement to be provided to the Noteholder, immediately following execution of this Note.

6.	TAX

6.1.	Transfer Taxes

In no event shall the Company be required to pay any tax or duty which may be payable in respect of any transfer involved in the transfer of any Note in a name other than that of the holder thereof, and the Company shall not be required to register the transfer of any Note unless and until the person or persons requesting the transfer thereof shall have paid to the Company the amount of such tax or duty or shall have established to the satisfaction of the Company that such tax or duty has been paid or is not payable.

7.	MISCELLANEOUS

7.1.	Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

7.1.1.	Subject to the restrictions on transfer described in this Clause 7.1, the rights and obligations of the Company and the Noteholder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.1.2.	With respect to any offer, sale or other disposition of this Note, the Noteholder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Noteholder’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Noteholder that Noteholder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Clause 7.1 that the opinion of counsel for the Noteholder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Noteholder promptly after such determination has been made. Once transferred the certificate representing the Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and the Interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

7.2.	Waiver and Amendment

Any provision of this Note and all other Notes may be amended, waived or modified upon the written consent of the Company and the Noteholder.

7.3.	Notices

All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Agreement, or at such other address or facsimile number as the Company shall have furnished to the Noteholder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

7.4.	Governing Law

This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of England and Wales, and each of the parties hereby irrevocably submit to the exclusive jurisdiction of the counts of England.

7.5.	Waiver of Jury Trial; Judicial Reference By acceptance of this Note, the Noteholder hereby agrees and the Company hereby agrees to waive any rights which they may have to a jury trial of any claim or cause of action based upon or arising out of this Note.

IN WITNESS WHEREOF, this Note has been duly executed and delivered by the parties as of the date first above written.

By:
For and on behalf of
ENHANCE SKIN PRODUCTS INC.

Witness:

Name:

Title:

By:
For and on behalf of
BIOSURFACE LIMITED

Witness:

Name:

Title: